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                                                                     EXHIBIT 1.1


                (CHINA EASTERN AIRLINES CORPORATION LIMITED LOGO)
                   CHINA EASTERN AIRLINES CORPORATION LIMITED

               (A joint stock limited company incorporated in the People's Republic of China with limited liability)

                                (Stock code: 670)

                                  ANNOUNCEMENT

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The board of directors (the "BOARD") of China Eastern Airlines Corporation
Limited (the "COMPANY") announces that the 2004 annual general meeting of the Company ("AGM") was held in Shanghai, the People's Republic of China (the "PRC") on Thursday, 30th June, 2005, and that all resolutions proposed were duly passed.
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Reference is made to the Company's notice of the AGM dated 13th May, 2005 (the
"AGM NOTICE") and the Company's announcement dated 7th June, 2005. Terms defined in the AGM Notice shall have the same meanings when used herein unless otherwise specified.


RESOLUTIONS PASSED AT THE AGM

The AGM of the Company was held at Function Room 2, Grand Ballroom, Shanghai Marriott Hotel Hongqiao (CHINESE CHARACTERS), 2270 Hongqiao Road, Shanghai, the PRC 9:00 a.m. on Thursday, 30th June, 2005. Shareholders representing 3,049,340,883 shares of the Company (or 62.65% of its issued share capital comprising 4,866,950,000 shares) were present, in person or by proxy, at the AGM. The AGM was validly convened in compliance with the relevant requirements under the Company Law of the PRC and the articles of association of the Company.

As mentioned in the Company's announcement and circular dated 12th May, 2005 and 19th May, 2005, respectively, (CHINESE CHARACTERS) (China Eastern Air Holding Company) and its associate(s), if any, were required to abstain from voting at the AGM on the ordinary resolutions approving the Proposed Acquisition and the Continuing Connected Transactions (both as defined therein) and the associated annual caps (i.e. Ordinary Resolutions numbered 8-15 set out below), which would be taken on a poll as required under the Listing Rules. No shareholder was required to abstain from voting in respect of, or to vote only against, any of the other resolutions proposed at the AGM. Accordingly, (i) shareholders representing 1,866,950,000 shares of the Company were entitled to attend and vote for or against Ordinary Resolutions numbered 8-15, and shareholders representing 49,340,883 shares out of such 1,866,950,000 shares were present at the AGM, in person or by proxy, to vote in respect of such resolutions; and (ii) shareholders representing 4,866,950,000 shares of the Company were entitled to attend and vote for or against all other resolutions proposed at the AGM, and shareholders representing 3,049,340,883 shares out of such 4,866,950,000 shares were present at the AGM, in person or by proxy, to vote in respect of such other resolutions.

All resolutions proposed for approval at the AGM were duly passed, each of which was taken on poll. Hong Kong Registrars Limited, the Company's H share registrar, was appointed as the scrutineer for the purpose of vote-taking at the AGM. The poll results in respect of the resolutions proposed at the AGM were set out as follows:

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

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                                                                                 TOTAL NUMBER OF VOTES
                                                                              (APPROXIMATE % OF THE TOTAL
        SUMMARY OF RESOLUTIONS (ABBREVIATED)                             NUMBER OF SHARES HELD BY SHAREHOLDERS
                                                                            PRESENT, IN PERSON OR BY PROXY,
                                                                            AT THE AGM AND ENTITLED TO VOTE
                                                                         IN RESPECT OF THE RELEVANT RESOLUTION)
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ORDINARY RESOLUTIONS
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                                                                             FOR           AGAINST     ABSTAIN
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

1.   To approve the report of the Board for the year 2004.              3,048,211,932     1,128,951       0
                                                                            (99.963%)      (0.037%)      (0%)
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2.   To approve the report of the supervisory committee of the          3,048,221,932     1,118,951       0
     Company for the year 2004.                                             (99.963%)      (0.037%)      (0%)
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3.   To approve the audited financial statements and the auditors'      3,048,211,932     1,128,951       0
     reports for the year 2004.                                             (99.963%)      (0.037%)      (0%)
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4.   To approve the Company's profit distribution proposal for the      3,048,211,932     1,128,951       0
     year 2004.                                                             (99.963%)      (0.037%)      (0%)
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5.   To approve the re-appointments of Shanghai Zhonghua                3,048,211,932     1,128,951       0
     Certified Public Accountants as the Company's domestic                 (99.963%)      (0.037%)      (0%)
     auditors for the financial year ending 31st December,
     2005 and PricewaterhouseCoopers, Certified Public Accountants,
     Hong Kong as the Company's international auditors for the
     financial year ending 31st December, 2005, and to authorise the
     Board to determine and finalise their remuneration.
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6.   To approve the appointment of Mr. Luo Chaogeng (CHINESE            3,048,211,932     1,118,951       0
     CHARACTERS) as a director of the Company with effect                   (99.963%)      (0.037%)      (0%)
     from the conclusion of the AGM.
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7.   To confirm and ratify the agreements of 9th October, 2004,         3,047,661,932     1,678,951       0
     16th March, 2005 and 21st April, 2005 between the Company and          (99.945%)      (0.055%)      (0%)
     Airbus SAS in such terms as set out in Ordinary Resolution numbered 7 of the AGM Notice.
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8.   To approve, confirm and ratify the Acquisition Agreement              44,312,591     5,028,292       0
     entered into among the Company, (CHINESE CHARACTERS) (China            (89.809%)     (10.191%)      (0%)
     Eastern Air Holding Company), (CHINESE CHARACTERS) (China
     Eastern Air Northwest Company) and (CHINESE CHARACTERS) (China
     Eastern Air Yunnan Company) in such terms as set out in
     Ordinary Resolution numbered 8 of the AGM Notice.
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9.   To approve, confirm and ratify the Property Leasing Agreement         48,204,932     1,135,951       0
     entered into among the Company, (CHINESE CHARACTERS) (China            (97.698%)      (2.302%)      (0%)
     Eastern Air Holding Company), (CHINESE CHARACTERS) (China
     Eastern Air Northwest Company) and (CHINESE CHARACTERS) (China
     Eastern Air Yunnan Company) in such terms as set out in
     Ordinary Resolution No.9 of the AGM Notice.
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10.  To approve, confirm and ratify the Financial Services                 30,283,741    19,057,142       0
     Agreement entered into between the Company and (CHINESE                (61.377%)     (38.623%)      (0%)
     CHARACTERS) (Eastern Air Group Finance
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
     Company Limited) in such terms as set out in Ordinary
     Resolution No.10 of the AGM Notice.
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11.  To approve, confirm and ratify the Import and Export Agency           48,214,932     1,125,951       0
     Agreement entered into between the Company and (CHINESE                (97.718%)      (2.282%)      (0%)
     CHARACTERS) (Eastern Aviation Import & Export Company) in such terms as set out in Ordinary Resolution No.11 of the AGM
     Notice.
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12.  To approve, confirm and ratify the Maintenance Services               48,211,933     1,128,950       0
     Agreement entered into between the Company and (CHINESE                (97.712%)      (2.288%)      (0%)
     CHARACTERS) (Shanghai Eastern Aviation Equipment Manufacturing
     Corporation) in such terms as set out in Ordinary Resolution
     No.12 of the AGM Notice.
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13.  To approve, confirm and ratify the Catering Services                  48,211,632     1,129,251       0
     Agreements entered into between the Company, on the one hand,          (97.711%)      (2.289%)      (0%)
     and various subsidiaries or associates of (CHINESE CHARACTERS)
     (China Eastern Air Holding Company) in such terms as set out in
     Ordinary Resolution No.13 of the AGM Notice.
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14.  To approve, confirm and ratify the Sales Agency Services              48,221,632     1,118,951      300
     Agreements entered into between the Company, on the one hand,          (97.732%)      (2.268%)    (0.001%)
     and various subsidiaries or associates of (CHINESE CHARACTERS)
     (China Eastern Air Holding Company), on the other hand, in such terms as set out in Ordinary Resolution No.14 of the AGM
     Notice.
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15.  To approve, confirm and ratify the Advertising Services               47,664,632     1,675,951      300
     Agreement entered into between the Company and (CHINESE                (96.603%)      (3.397%)    (0.001%)
     CHARACTERS) (Shanghai Eastern Aviation Advertising Company
     Limited) in such terms as set out in Ordinary Resolution No.15 of the AGM Notice.
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SPECIAL RESOLUTIONS
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1.   To approve the proposed amendment to the Articles of               3,048,056,632     1,284,251       0
     Association of the Company in such terms as set out in Special         (99.958%)      (0.042%)      (0%)
     Resolution No.1 of the AGM Notice.
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2.   To approve the proposed issue of the short-term debenture in       3,006,004,041     4,072,851       0
     the PRC in such terms as set out in Special Resolution No. 2           (99.865%)      (0.135%)      (0%)
     of the announcement of the Company dated 7th June, 2005
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

Please refer to the notice of the AGM dated 13th May, 2005 and the announcement of the Company dated 7th June, 2005 for the full version of the above resolutions.


REPLACEMENT OF DIRECTORS

Mr. Ye Yigan (CHINESE CHARACTERS), upon completion of the AGM, ceased to be a director of the Company.

The Board and Mr. Ye Yigan confirm that there has been no dispute between Mr. Ye Yigan, the Board and the Company.

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The Board would like to take this opportunity to express its thanks to Mr. Ye
Yigan for his valuable contribution to the Company during his tenure of service.

Mr. Luo Chaogeng (CHINESE CHARACTERS), aged 55, is currently the President and a deputy party secretary of the Company. Mr. Luo joined the civil aviation industry in 1970 and worked for the Civil Aviation Lanzhou Bureau as a flight mechanic of the aviation instructing team from August 1970 to August 1972. From August 1972 to March 1989, Mr. Luo was a flight mechanic and a deputy instructor of the Civil Aviation 8th Fleet. From March 1989 to August 1994, Mr. Luo was a deputy political commissar, political commissar and a party secretary of the Xi'an fleet of China Northwest Airlines. He was the party secretary of China Northwest Airlines aircraft repair factory from August 1994 to October 1996. Mr. Luo was a party secretary and deputy general manager of China Northwest Airlines aircraft repair base from October 1996 to March 1997 and a deputy director of the Civil Aviation Northwest Bureau from March 1997 to December 2000. Mr. Luo was a general manager of Yunnan Airlines Company and was also the Head and a deputy party secretary of the Civil Aviation Yunnan Bureau from December 2000 to November 2001.

As mentioned above, Mr. Luo was appointed as a director of the Company with effect from the conclusion of the AGM. Mr. Luo was the general manager and a deputy party secretary of Yunnan Airlines Company from November 2001 to September 2004. Mr. Luo was a member of the party committee and deputy general manager of China Eastern Air Holding Company and was a general manager of China Eastern Airlines Yunnan Co., Ltd. from September 2002 to September 2004. Since September 2004, Mr. Luo has been a member of the party committee and a deputy general manager of China Eastern Air Holding Company, and the President and a deputy party secretary of the Company. Mr. Luo studied in the postgraduate economic management class for leaders of Shan'xi Province held by the Central Party College from September 1998 to June 2001. He holds the title of First Class Flight Mechanic.

Save as described above or herein, Mr. Luo was not a director of any listed public company other than the Company in the last three years; he does not hold any position with other members of the Company's group save for being a director and the Chairman of China Cargo Airlines Co., Ltd. (a subsidiary of the Company); he does not have any relationship with any other directors, supervisors, senior management or substantial or controlling shareholder(s) of the Company; and he does not have any interest in the shares of the Company within the meaning of Part XV of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong).

The appointment of Mr. Luo was approved by the Company's shareholders at the AGM. Mr. Luo's term of employment commenced at the conclusion of the AGM, expiring at the conclusion of the Company's 2006 annual general meeting as currently expected. His annual emoluments will be determined by the Board.

Save as disclosed herein, there are no other matters regarding Mr. Ye Yigan and Mr. Luo Chaogeng that in the Company's opinion is required to be brought to the attention of its shareholders.



                                                      By order of the Board
                                                       (CHINESE CHARACTERS)
                                                      CHINA EASTERN AIRLINES
                                                       CORPORATION LIMITED
                                                           LUO ZHUPING

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                                                  Director and Company Secretary


The Company's directors, as at the date hereof, are:
Li Fenghua (Chairman, Executive Director)
Luo Chaogeng (President, Executive Director)
Cao Jianxiong (Non-executive Director)
Wan Mingwu (Vice President, Executive Director)
Zhong Xiong (Non-executive Director)
Luo Zhuping (Executive Director)
Hu Honggao (Independent non-executive Director)
Peter Lok (Independent non-executive Director)
Wu Baiwang (Independent non-executive Director)
Zhou Ruijin (Independent non-executive Director)
Xie Rong (Independent non-executive Director)


Shanghai, the PRC
30th June, 2005

Please also refer to the published version of this announcement in the China Daily (English) and Hong Kong Commercial Daily (Chinese).

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